UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 18, 2007

INTER-TEL (DELAWARE), INCORPORATED

(Exact Name of Registrant as Specified in Charter)

Delaware	0-10211	86-0220994
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1615 S. 52nd Street Tempe, Arizona	85281
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (480) 449-8900

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

As previously disclosed in the Company’s Annual Report on Form 10-K filed with the SEC on March 15, 2007, the Company and certain members of the Company’s board of directors (the “Board of Directors”) are defendants in a stockholder class action suit (the “Delaware Stockholder Action”) filed on June 15, 2006 entitled Mercier v. Inter-Tel (Delaware), Inc., et al., No. 2226-VCS, in the Court of Chancery of the State of Delaware. On March 27, 2007, plaintiff filed a Second Amended Complaint (the “SAC”). Plaintiff alleges that the defendants breached their fiduciary duties by seeking to entrench themselves in office through a number of activities including alleged failure to pursue a “value maximizing plan” for the stockholders. Plaintiff also objects to the defendants’ approval of a proposal for a business combination charter amendment (“BCCA”), designed to protect against certain takeover related abuses and similar in some respects to Section 203 of the Delaware General Corporation Law. Plaintiff asks that the Court delete the BCCA from the Company’s certificate of incorporation on the grounds that the BCCA, despite its approval by stockholders on May 31, 2006, is not identical to Section 203 of the Delaware General Corporation Law, and therefore, violates the Delaware General Corporation Law.

Plaintiff further asks the Court to delete a provision from the Company’s certificate of incorporation requiring unanimous written consent of stockholders for action taken without a stockholders meeting (“Consent Provision”), despite the promise to stockholders that this Consent Provision would be effective for the Company after its reincorporation in Delaware just as it was for its Arizona predecessor. Plaintiff alleges that the defendants’ decision to add the Consent Provision to the Company’s certificate of incorporation, where it is required by the Delaware General Corporation Law to be effective, and delete it from the Company’s bylaws (where it was ineffective), was improper because it was done after stockholders’ approval of the reincorporation documents.

Plaintiff further alleges that the defendants improperly changed the Company common stock, after stockholders’ approval of the reincorporation documents, from no par value to a par value of $.001, despite that the only material difference in the change is that it saved the Company and its stockholders an otherwise unnecessary filing fee of approximately $400,000. Finally, plaintiff alleges, among other claims, that the entire reincorporation is invalid under Arizona and Delaware law, because of an allegedly defective reincorporation process.

The SAC seeks an injunction enjoining the defendants from failing to maximize value for the Company stockholders. The SAC further seeks a declaration that the defendants violated their fiduciary duties by adoption of defensive measures, failure to maximize value for stockholders and failure to disclose all material facts. The SAC further seeks a declaration that the BCCA, the Consent Provision, par value change and the reincorporation itself are invalid. The SAC also requests attorneys’ fees and costs, and damages in an unspecified amount. On May 11, 2007, the Company filed a motion to dismiss the claims alleged in the SAC.

On May 18, 2008, plaintiff filed a proposed supplement to the SAC alleging that the defendants breached their fiduciary duties because they failed to properly pursue a higher bid for sale of the Company from Steven G. Mihaylo, Vector Capital Corporation and other potential financial buyers. Plaintiff further alleges that the price of $25.60 agreed to by the Company in the proposed merger with Mitel Networks Corporation (the “Merger”), as previously disclosed in the Company’s Current Report on Form 8-K filed with the SEC on April 27, 2007, is inadequate and that the defendants’ support of the proposed merger with Mitel Networks Corporation at this price is at odds with positions they took in opposing the $23.25 offer by Mr. Mihaylo and Vector Capital Corporation as too low. Plaintiff further alleges, among other claims, that the defendants breached their fiduciary duties by not including in the merger agreement provisions reflecting plaintiff’s allegations in his SAC. The proposed supplement to the SAC seeks an injunction prohibiting the Company from consummating the Merger and against the enforcement of the no solicitation and termination fee provisions contained in the merger agreement. It further seeks an order requiring the defendants to conduct an auction of the Company open to Mr. Mihaylo, Vector Capital Corporation, and all other potentially interested bidders. It further seeks an injunction against enforcement of the BCCA or, alternatively, a declaration that Mitel Networks Corporation is an interested stockholder under the BCCA and that the Merger cannot be consummated because the required vote cannot be obtained. Finally, it seeks a declaration that representations and covenants in the merger agreement are invalid, and damages in an unspecified amount.

On May 24, 2006, plaintiff filed motions seeking a preliminary injunction and summary judgment on the claims in the SAC. No briefing or hearing dates have been set for plaintiff’s motions.

The Company believes that all of plaintiff’s claims in the Delaware Stockholder Action are without merit, and intends to vigorously defend against them.

The Company has also recently been made a party to certain litigation in Arizona state court relating to the proposed Merger with Mitel Networks Corporation. On April 30, 2007, two shareholder class action lawsuits were filed in the Superior Court of the State of Arizona, County of Maricopa, against the Company and the Board of Directors. The cases are captioned Joel Gerber v. Inter-Tel Incorporated, et al., Case No. CV2007-007444 (the “Gerber Action”) and Farr v. Inter-Tel, Inc., et al., Case No. CV2007-007655 (the “Farr Action”). An additional shareholder class action lawsuit was filed against the Company and the Board of Directors on May 22, 2007. The case is captioned Suan Investments, Inc. v. Stout, et al., Case No. CV2007-009063 (the “Suan Action” and collectively with the Gerber Action and the Farr Action, the “Arizona Shareholder Actions”).

The complaint in the Gerber Action alleges, inter alia, that the Board of Directors breached their fiduciary duties of loyalty and due care in connection with the Merger by purportedly standing on both sides of the transaction, engaging in self-dealing, obtaining unspecified personal benefits and approving the Merger without regard to the fairness of the transaction to the Company stockholders. The complaint further alleges that the proposed Merger is a product of a flawed process that was not designed to ensure the sale of the Company for the highest value. According to the complaint, as a result of defendants’ self-dealing, their divided loyalties and the flawed process, the Company stockholders will not receive adequate or fair value for their stock in the Merger transaction. The complaint seeks an injunction prohibiting the Company from consummating the Merger as well as attorneys’ fees and costs.

Similarly, the complaint in the Farr Action alleges that the Board of Directors breached their fiduciary duties of loyalty, due care and candor in connection with the Merger by approving the Merger without regard to the fairness of the transaction to the Company stockholders. The complaint further alleges that defendants violated their fiduciary duties by failing to take steps to maximize the value of the Company to its stockholders, to properly value the Company, to protect against conflicts of interest purportedly resulting from the directors’ interrelationships with the Merger, and to disclose all material information that would permit the Company’s stockholders to cast a fully informed vote on the transaction. The complaint seeks an injunction prohibiting the Company from consummating the Merger and, to the extent consummated, rescission of the Merger and any of the terms of the merger agreement, as well as the imposition of a constructive trust for improper benefits allegedly received by defendants. The complaint also requests attorneys’ fees and costs.

The complaint in the Suan Action alleges, inter alia, that the Board of Directors breached their fiduciary duties of loyalty and due care in connection with the Merger by purportedly failing to take the necessary steps to ensure that the stockholders receive maximum value for their shares of the Company stock, including conducting an active auction or an open bidding process. As a result, the complaint claims that stockholders are deprived of a fair and adequate price for their shares. According to the complaint, the individual defendants also breached their fiduciary duties by failing to exercise independent business judgment and engaging in self-dealing through its proposal to sell the Company for material personal benefits. The complaint further alleges that the defendants imprudently accepted and relied upon advice as to the fairness of the consideration for the Merger from a financial advisor with conflicted interests. Finally, plaintiff asserts claims for conspiracy and aiding and abetting based on the same substantive allegations. The complaint seeks an injunction prohibiting the Company from consummating the Merger, rights of rescission against the merger agreement, an accounting for plaintiff’s alleged damages, and attorneys’ fees and costs.

The Company believes that the claims asserted in the Arizona Shareholder Actions are without merit and intends to vigorously defend against all such claims.

The SAC and supplement to SAC relating to the Delaware Stockholder Action and the complaints relating to the Arizona Shareholder Actions described above are attached as Exhibits 99.1, 99.2, 99.3, 99.4 and 99.5 hereto and are incorporated into this Item 8.01 by this reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit	Description
99.1	Second Amended Complaint, Mercier v. Inter-Tel (Delaware), Incorporated, Del. Ch., C.A. No. 2226-VCS, March 27, 2007.

99.2	Exhibit A to Motion for Leave to Supplement the Second Amended Complaint, May 18, 2007.

99.3	Class Action Complaint (Breach of Fiduciary Duty), Joel Gerber v. Inter-Tel Incorporated, et al., Case No. CV2007-007444, April 30, 2007.

99.4	Shareholder Class Complaint for Breach of Fiduciary Duty, Farr v. Inter-Tel, Inc., et al., Case No. CV2007-007655, April 30, 2007.

99.5	Class Action Complaint, Suan Investments, Inc. v. Stout, et al., Case No. CV2007-009063, May 22, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTER-TEL (DELAWARE), INCORPORATED

Date: May 24, 2007	By:	/s/ Kurt R. Kneip
	Name:	Kurt R. Kneip
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description
99.1	Second Amended Complaint, Mercier v. Inter-Tel (Delaware), Incorporated, Del. Ch., C.A. No. 2226-VCS, March 27, 2007.

99.2	Exhibit A to Motion for Leave to Supplement the Second Amended Complaint, May 18, 2007.

99.3	Class Action Complaint (Breach of Fiduciary Duty), Joel Gerber v. Inter-Tel Incorporated, et al., Case No. CV2007-007444, April 30, 2007.

99.4	Shareholder Class Complaint for Breach of Fiduciary Duty, Farr v. Inter-Tel, Inc., et al., Case No. CV2007-007655, April 30, 2007.

99.5	Class Action Complaint, Suan Investments, Inc. v. Stout, et al., Case No. CV2007-009063, May 22, 2007.